UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2014 (January 10, 2014)

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6750 Dumbarton Circle

Fremont, California 94555

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 10, 2014, the Board of Directors (the “Board”) of Electronics For Imaging, Inc. (the “Company”) appointed David Reeder, 38, as its Chief Financial Officer effective January 16, 2014. Also on January 10, 2014, the Board appointed Marc Olin, 49, as its Chief Operating Officer effective January 16, 2014.

Since July 2012, Mr. Reeder served as Vice President, Finance of Cisco Systems, Inc.’s Enterprise Networking Division. Prior to that role, Mr. Reeder served as Vice President & Managing Director, Asian Operations as well as Senior Director, Controller, for Broadcom Corporation (“Broadcom”). Mr. Reeder served at Broadcom from October 2007 through June 2012. Mr. Reeder holds a MBA from Southern Methodist University and a B.S. in Chemical Engineering from the University of Arkansas.

There are no arrangements or understandings between Mr. Reeder and any other persons pursuant to which he was selected as Chief Financial Officer. There are also no family relationships between Mr. Reeder and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Since September 2013, Mr. Olin has served as Interim Chief Financial Officer of the Company. Mr. Olin joined the Company in 2003 when the Company acquired Printcafe Software. Since 2003, Mr. Olin has served in various roles at the Company, most recently, since 2006, as Senior Vice President and General Manager of EFI Productivity Software. Mr. Olin holds a B.S. in Graphic Communications Management and Applied Mathematics from Carnegie Mellon University.

There are no arrangements or understandings between Mr. Olin and any other persons pursuant to which he was selected as Chief Operating Officer. There are also no family relationships between Mr. Olin and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensation Arrangements for Mr. Reeder. The Committee approved an offer letter and an employment agreement for Mr. Reeder. The offer letter and employment agreement provide the following compensation arrangements for Mr. Reeder in connection with his appointment as Chief Financial Officer: an annual base salary of $350,000 and a target annual bonus amount of 70% of his annual base salary, with his actual bonus to be determined based on performance measurements determined by the Committee at such time when the executive officers’ annual bonus program is approved, and subject to the terms and conditions of such program. In addition, the Committee approved the Company’s grant to Mr. Reeder, as of the effective date of his appointment as Chief Financial Officer, of an award of 51,638 performance-based vesting restricted stock units under the Plan and an award of 77,459 time-based vesting restricted stock units under the Plan. The restricted stock units are, subject to vesting, payable in an equal number of shares of the Company’s common stock. 25,819 of the performance-based vesting restricted stock units will vest based on the average of the per-share closing prices of the Company’s common stock over a period of 90 consecutive trading days. 8,606 restricted stock units will vest on the date such average of the closing prices equals or exceeds $46, 8,606 restricted stock units will vest on the date such average of the closing prices equals or exceeds $53, and 8,607 restricted stock units will vest on the date such average of the closing prices equals or exceeds $60, in each case subject to Mr. Reeder’s continued employment through that date. 25,819 restricted stock units will vest in the event that the Company achieves at least $1 billion in revenue and $2.50 in non-GAAP earnings per share over any four consecutive quarters on or before December 31, 2016 which corresponds to the Company’s stated revenue and non-GAAP earnings per share targets to be achieved by 2016, subject to Mr. Reeder’s continued employment through the vesting date. The time-based vesting restricted stock units are scheduled to vest in installments as follows, in each case subject to Mr. Reeder’s continued employment through the applicable vesting date:

Percentage of Time-Based Units Vesting	Vesting Date
25%	July 16, 2014
16-2/3%	July 16, 2015
16-2/3%	January 16, 2016
16-2/3%	January 16, 2017
25%	July 16, 2017

Mr. Reeder’s employment agreement also generally provides that, if Mr. Reeder’s employment is terminated by the Company without cause, or by Mr. Reeder for good reason, Mr. Reeder will be paid a severance benefit equal to 12 months of his base salary and his annual bonus for the year in which the termination occurs (pro-rated for the portion of the year he was actually employed by the Company), and he will be entitled to six months of additional vesting for his Company equity awards that are subject to time-based vesting requirements, any unvested Company equity awards that vest based on the Company’s stock price will remain outstanding and will vest if the applicable performance condition(s) are satisfied in the six-month period following the termination of employment, and any other performance-based vesting Company equity awards granted to Mr. Reeder will vest (if the applicable performance condition(s) are satisfied following the termination of employment) on a pro-rated basis. If such a termination of Mr. Reeder’s employment occurs within 24 months following certain change in control events involving the Company, Mr. Reeder will instead be paid a severance benefit equal to 18 months of his base salary and his target annual bonus for the year in which the termination occurs, and his Company equity awards will vest in full. In any such circumstances, Mr. Reeder’s severance benefits would be subject to his providing a release of claims to the Company.

In connection with his appointment as Chief Financial Officer of the Company, Mr. Reeder will be provided with an Indemnity Agreement in the form attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 15, 2008.

Compensation Arrangements for Mr. Olin. The Compensation Committee of the Board (the “Committee”) approved the following compensation arrangements for Mr. Olin in connection with his appointment as Chief Operating Officer: commencing January 16, 2014, an annual base salary of $310,000 and a target annual bonus amount of 70% of his annual base salary, with his actual bonus to be determined based on performance measurements determined by the Committee at such time when the executive officers’ annual bonus program is approved, and subject to the terms and conditions of such program. In addition, the Committee approved the Company’s grant to Mr. Olin, as of the effective date of his appointment as Chief Operating Officer, of an award of 20,654 performance-based vesting restricted stock units under the Company’s 2009 Equity Incentive Award Plan (the “Plan”) and an award of 7,745 time-based vesting restricted stock units under the Plan. The restricted stock units are, subject to vesting, payable in an equal number of shares of the Company’s common stock. 7,745 of the performance-based vesting restricted stock units will vest based on the average of the per-share closing prices of the Company’s common stock over a period of 90 consecutive trading days. 2,581 restricted stock units will vest on the date such average of the closing prices equals or exceeds $43, 2,582 restricted stock units will vest on the date such average of the closing prices equals or exceeds $53, and 2,582 restricted stock units will vest on the date such average of the closing prices equals or exceeds $60, in each case subject to Mr. Olin’s continued employment through that date. 12,909 restricted stock units will vest in the event that the Company achieves at least $1 billion in revenue and $2.50 in non-GAAP earnings per share over any four consecutive quarters on or before December 31, 2016 which corresponds to the Company’s stated revenue and non-GAAP earnings per share targets to be achieved by 2016, subject to Mr. Olin’s continued employment through the vesting date. One-third of the time-based vesting restricted stock units are scheduled to vest on each of January 16, 2015, January 16, 2016, and January 16, 2017, in each case subject to Mr. Olin’s continued employment through that date.

Mr. Olin’s employment agreement also generally provides that, if Mr. Olin’s employment is terminated by the Company without cause, or by Mr. Olin for good reason, Mr. Olin will be paid a severance benefit equal to 12 months of his base salary and his annual bonus for the year in which the termination occurs (pro-rated for the portion of the year he was actually employed by the Company), and he will be entitled to six months of additional vesting for his Company equity awards that are subject to time-based vesting requirements, any unvested Company equity awards that vest based on the Company’s stock price will remain outstanding and will vest if the applicable performance condition(s) are satisfied in the six-month period following the termination of employment, and any other performance-based vesting Company equity awards granted to Mr. Olin will vest (if the applicable performance condition(s) are satisfied following the termination of employment) on a pro-rated basis. If such a termination of Mr. Olin’s employment occurs within 24 months following certain change in control events involving the Company, Mr. Olin will instead be paid a severance benefit equal to 12 months of his base salary and his target annual bonus for the year in which the termination occurs, and his Company equity awards will vest in full. In any such circumstances, Mr. Olin’s severance benefits would be subject to his providing a release of claims to the Company.

The Indemnity Agreement Mr. Olin entered into with the Company in connection with his appointment as Interim Chief Financial Officer of the Company continues in effect.

Item 7.01 Regulation	FD Disclosure.

On January 13, 2014, the Company issued a press release announcing the management changes set forth in Item 5.02 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial	Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 13, 2014 — EFI Appoints David Reeder Chief Financial Officer, Names Marc Olin Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 13, 2014	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ Guy Gecht
	Name:	Guy Gecht
	Title:	Chief Executive Officer, President

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED JANUARY 13, 2014

Exhibit No.	Description

99.1	Press Release dated January 13, 2014 — EFI Appoints David Reeder Chief Financial Officer, Names Marc Olin Chief Operating Officer